EXHIBIT 10.1
Ninth Amendment to Loan Documents

    THIS NINTH AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is entered into on October 16, 2026 (the “Effective Date”), by and among PEGASYSTEMS INC. (the “Borrower”), the Guarantors (as such term is defined in the Credit Agreement referred to in Exhibit A attached hereto and made a part hereof (the “Loan Agreement”)) party hereto (the “Guarantors” and each, individually, a “Guarantor”; the Borrower and the Guarantors are collectively referred to herein as the “Loan Parties” and each, individually, a “Loan Party”), the Lenders (as such term is defined in the Loan Agreement) party hereto (the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (the “Agent”), in its capacity as “Agent” (as such term is defined in the Loan Agreement) for the Lenders.

BACKGROUND

    A.    The Loan Parties have executed and delivered to the Agent and/or the Lenders one or more promissory notes, letter agreements, loan agreements, security agreements, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on Exhibit A attached hereto, which is made a part of this Amendment (collectively, as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s Obligations.

    B.    The Loan Parties, the Lenders and the Agent desire to amend the Loan Documents as provided for in this Amendment.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

    1.    Certain of the Loan Documents are amended as set forth in Exhibit A attached hereto and made a part hereof. Any and all references to any Loan Document which is amended hereby in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents being amended hereby. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Agreement. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

    2.    The Borrower hereby certifies that (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment, (i) true and correct in all material respects (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date) as of the date of this Amendment, (ii) except as previously disclosed by Borrower to Agent in connection with this Amendment, ratified and confirmed without condition as if made anew (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty shall be ratified and confirmed as of such earlier date), and (iii) incorporated into this Amendment by reference; (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured or waived by the execution and effectiveness of this Amendment; (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained; and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

EXHIBIT 10.1
(continued)
    3.    The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Lenders, as modified by this Amendment.

    4.    As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions specified in Exhibit A attached hereto and made a part hereof.

    5.    To induce the Agent and the Lenders to enter into this Amendment, each Loan Party reaffirms all of its indemnification obligations contained in the Loan Documents, including, without limitation, pursuant to Section 11.3.2 of the Loan Agreement.

    6.    This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by electronic or facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by electronic or facsimile transmission, as applicable.

    7.    Notwithstanding any other provision herein or in the other Loan Documents, each Loan Party agrees that this Amendment, the Note, the other Loan Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Agent’s option, be in the form of an electronic record. Any Communication may, at the Agent’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. Each Loan Party, each Lender and the Agent acknowledge and agree that the methods for delivering Communications, including notices, under the Loan Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.

    8.    This Amendment will be binding upon and inure to the benefit of each Loan Party, the Agent, and the Lenders and their respective heirs, executors, administrators, successors and assigns.

    9.    This Amendment has been delivered to and accepted by the Agent and the Lenders and will be deemed to be made in the State of New York. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New York, excluding its conflict of laws rules, including without limitation the Electronic Signatures and Records Act (or equivalent) in such State (or, to the extent controlling, the laws of the United States of America, including without limitation the Electronic Signatures in Global and National Commerce Act).

    10.    Agent and the Lenders hereby waive enforcement of their respective rights against Borrower arising from any deemed failure of the Borrower or any Guarantor to give the Agent prompt written notice of any new intellectual property since November 5, 2019 as required by the applicable security agreement pertaining thereto, as well in relation to a clerical error that caused certain intellectual property to inadvertently not be scheduled on the initial security agreement (“Known Existing Defaults”). This waiver shall be effective only for the specific defaults comprising the Known Existing Defaults, and in no event shall this waiver be deemed to be a waiver of enforcement of any of Agent’s or any Lender’s rights with respect to any other defaults or Events of Default now existing or hereafter arising.

11.Except as amended or waived hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified, reaffirmed and confirmed. Except as expressly provided
2

EXHIBIT 10.1
(continued)
herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Agent’s or Lenders’ rights and remedies (all of which are hereby reserved). Each Loan Party, the Agent and the Lenders mutually expressly ratify and confirm the waiver of jury trial or arbitration provisions contained in the Loan Documents, all of which are incorporated herein by reference.

[signatures appear on following page]
3

    WITNESS the due execution of this Amendment as of the date first written above, with the intent to be legally bound hereby.

BORROWER:

PEGASYSTEMS INC.

By:	/s/ Kenneth Stillwell
Name:	Kenneth Stillwell
Title:	Chief Operating Officer and Chief Financial Officer

GUARANTORS:

PEGASYSTEMS WORLDWIDE INC.

By:	/s/ Efstathios Kouninis
Name:	Efstathios Kouninis
Title:	Director

ANTENNA SOFTWARE, LLC

By:	PEGASYSTEMS INC., its sole member

By:	/s/ Kenneth Stillwell
Name:	Kenneth Stillwell
Title:	Chief Operating Officer and Chief Financial Officer

PEGA GOVERNMENT LLC

By:	/s/ Efstathios Kouninis
Name:	Efstathios Kouninis
Title:	Manager

Signature Page – Loan Parties – Ninth Amendment to Loan Documents

                            PNC BANK, NATIONAL ASSOCIATION,
                            Individually and as Agent

By:	/s/ Terence J. O'Malley
Name:	Terence J. O'Malley
Title:	Senior Vice President

Signature Page – PNC Bank – Ninth Amendment to Loan Documents

EXHIBIT 10.1
(continued)
EXHIBIT A
TO NINTH AMENDMENT TO LOAN DOCUMENTS
DATED AS OF OCTOBER 16, 2026

A.    The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.Credit Agreement dated as of November 5, 2019 made by and among Pegasystems Inc., (the “Borrower”), each of the Guarantors, and the Agent.

2.Amendment to Loan Documents dated as of February 18, 2020 made by and among the Borrower, each of the Guarantors, and the Agent.

3.Second Amendment to Loan Documents dated as of July 22, 2020 made by and among the Borrower, each of the Guarantors, and the Agent.

4.Third Amendment to Loan Documents dated as of September 20, 2020 made by and among the Borrower, each of the Guarantors, and the Agent.

5.Fourth Amendment to Loan Documents dated as of March 31, 2022 made by and among the Borrower, each of the Guarantors, and the Agent.

6.Fifth Amendment to Loan Documents dated as of July 25, 2022 made by and among the Borrower, each of the Guarantors, and the Agent.

7.Sixth Amendment to Loan Documents dated as of March 31, 2023 made by and among the Borrower, each of the Guarantors, and the Agent.

8.Seventh Amendment to Loan Documents dated as of April 23, 2024 made by and among the Borrower, each of the Guarantors, and the Agent.

9.Eighth Amendment to Loan Documents dated as of February 4, 2025 made by and among the Borrower, each of the Guarantors, and the Agent.

10.Consent Letter dated as of June 1, 2026 made by the Agent and acknowledged by the Borrower and each of the Guarantors.

11.Guarantor Joinder and Assumption Agreement made as of August 24, 2020, by Pega Government LLC in favor of the Agent and the Lenders.

12.Revolving Credit Note in the principal amount of $100,000,000.00 dated as of November 5, 2019 executed by the Borrower in favor of the Agent, as a Lender (the “Prior Note”), as amended and restated by that certain Amended and Restated Revolving Credit Note in the principal amount of $200,000,000.00 dated as of the Effective Date executed by the Borrower in favor of the Agent, as a Lender (the “Amended Note”).

13.Security Agreement dated as of November 5, 2019, by and between the Borrower and the Agent.

14.Security Agreement dated as of November 5, 2019, by and among Pegasystems Worldwide, Inc., Antenna Software, LLC and the Agent.
Exhibit A - 1

EXHIBIT 10.1
(continued)

15.Continuing Agreement of Guaranty and Suretyship dated as of November 5, 2019, by and among Pegasystems Worldwide, Inc., Antenna Software, LLC and the Agent.

16.Pledge Agreement dated as of November 5, 2019, by and between the Borrower and the Agent (as amended or modified, the “Equity Pledge Agreement”).

17.First Amendment to Pledge Agreement dated as of August 24, 2020, by and between the Borrower and the Agent.

18.Pledge Agreement (Bank Deposits) dated as of November 5, 2019, by and among the Borrower and the Agent.

19.Deposit Account Control Agreement dated as of December 23, 2019, by and among the Borrower, the Agent and Bank of America, N.A..

20.Patent, Trademark and Copyright Security Agreement dated as of November 5, 2019, by and between the Borrower and the Agent.

21.Patent, Trademark and Copyright Security Agreement dated as of November 5, 2019, by and between Antenna Software, LLC and the Agent.

22.Fee Letter dated as of March 31, 2023 made by and among the Borrower and the Agent.

23.Patent and Trademark Security Agreement dated as of the Effective Date, by and between the Borrower and the Agent (as amended or modified, the “2026 Patent and Trademark Security Agreement”).

24.All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Exhibit A, including without limitation the fee letter dated as of the Effective Date (the “2026 Fee Letter”).

B.    Amendments to Loan Documents. Effective as of the Effective Date, the Loan Documents are hereby amended and modified as follows:

1.Amendments to Loan Documents.

1.01Note References. Any and all references in the Loan Documents to the Note shall from this date forth be deemed to refer to the Amended Note, as the same may be amended or modified from time to time, such that any references to the Note shall mean the Prior Note as amended and restated by the Amended Note.

1.02Obligations. The Obligations shall include, without limitation, obligations under the Amended Note.
1.03Collateral. The Collateral shall at all times continue to secure the Obligations, including without limitation obligations under the Amended Note, the Credit Agreement and other Loan Documents.

1.04References. Any references in the Loan Documents to the maximum aggregate principal amount of the revolving credit facility evidenced by the Loan Agreement shall refer to $200,000,000.00 (and for the avoidance of any doubt, the reference to the maximum aggregate principal amount of the Incremental Loan Commitments shall remain at $100,000,000).
Exhibit A - 2

EXHIBIT 10.1
(continued)

1.05Equity Pledge Agreement. Until such time as may be otherwise requested by the Agent, equity interests (the “Mauritius Equity”) of the Borrower in Pegasystems Mauritius (the “Mauritius Subsidiary”) are released from the security interest grants contained in the Pledge Agreement and other Loan Documents and shall not constitute the Pledged Collateral, provided that the covenants applicable to the Borrower (other than granting of lien or security interests in the Mauritius Equity, including any negative covenants, as to such Mauritius Subsidiary and Mauritius Equity shall continue in full force and effect. At the reasonable request of the Agent following the Effective Date, such Mauritius Equity that was previously pledged in accordance with the Pledge Agreement shall, subject to the terms and conditions of the Pledge Agreement, once again be deemed Pledged Collateral and the Borrower shall execute such amendments and acknowledgements as may be reasonable requested by the Agent in connection therewith.

2.Amendments to Loan Agreement.

2.01Certain Definitions. The definitions of “Adjusted Daily Simple SOFR” and “Adjusted Term SOFR Rate” in Section 1.1 of the Loan Agreement are hereby deleted.

2.02Applicable Margin. The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:
“Applicable Margin” shall mean the corresponding percentages per annum as specified under and in accordance with the terms set forth below based on the Net Leverage Ratio:

Level	Net Leverage Ratio	Commitment Fee	Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit Term SOFR Rate Spread
I	Less than 1.00 to 1.00	0.150%	1.00%	0.50%	1.00%
II	Greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00	0.200%	1.25%	0.75%	1.25%
III	Greater than or equal to 2.00 to 1.00 but less than 3.00 to 1.00	0.225%	1.50%	1.00%	1.50%
IV	Greater than or equal to 3.00 to 1.00	0.250%	1.75%	1.25%	1.75%
Exhibit A - 3

EXHIBIT 10.1
(continued)
For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:
(a)    The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate were initially determined on the Closing Date based on the Net Leverage Ratio computed on such date pursuant to a Compliance Certificate to be delivered on the Closing Date, and will be determined as of the effective date of that certain Ninth Amendment to Loan Documents which amended this Agreement (the “Ninth Amendment Effective Date”) based on the Net Leverage Ratio computed on such date pursuant to a Compliance Certificate to be delivered in connection with such amendment.
(b)    The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Ninth Amendment Effective Date based on the Net Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrower]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9 [Default]. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

2.03Base Rate. The definition of “Base Rate” in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii)  Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Exhibit A - 4

EXHIBIT 10.1
(continued)
2.04Expiration Date. The definition of “Expiration Date” in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:

Expiration Date shall mean, with respect to the Revolving Credit Commitments, October 16, 2031.
2.05Net Leverage Ratio. The definition of “Net Leverage Ratio” in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:
Net Leverage Ratio shall mean, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness on such date minus the lesser of (i) unrestricted domestic cash and Permitted Investments of the Loan Parties as of the date of calculation and (ii) $100,000,000 to (b) Consolidated EBITDA for the four fiscal quarters most recently ended.

2.06Notes. The definitions of “Notes” and “Note” in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:

Notes shall mean collectively, and Note shall mean separately, that certain Amended and Restated Revolving Credit Note in the principal amount of $200,000,000.00 dated as of October 16, 2026 executed by the Borrower in favor of the Agent, as a Lender, and any other promissory notes substantially in the form of Exhibit 1.1(N) (1) evidencing the Revolving Credit Loans.
2.07Term SOFR Rate Loan. The definition of “Term SOFR Rate Loan” in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:
“Term SOFR Rate Loan” shall mean a Revolving Credit Loan that bears interest based on Term SOFR Rate.

2.08Section 4.1.1. Section 4.1.1 of the Loan Agreement is hereby amended and restated as follows:

4.1.1 Revolving Credit Interest Rate Options. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i)Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)Revolving Credit Term SOFR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the Applicable Margin.

2.09Schedules.
Schedule 1.1(B) is amended and restated with the Schedule 1.1(B) to this Amendment.

Schedule 1.1(P) is amended and restated with the Schedule 1.1(P) to this Amendment.

Exhibit A - 5

EXHIBIT 10.1
(continued)
Schedule 6.1.1 is amended and restated with the Schedule 6.1.1 to this Amendment.

Schedule 6.1.2 is amended and restated with the Schedule 6.1.2 to this Amendment.

Schedule 8.2.1 is amended and restated with the Schedule 8.2.1 to this Amendment.

C.    Conditions to Effectiveness of Amendment. The Agent’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.Execution by all applicable parties and delivery to the Agent of this Amendment (including the attached Consent), the 2026 Fee Letter, the 2026 Patent and Trademark Security Agreement and the corresponding Patent Assignment and Trademark Assignment.

2.Reimbursement by the Borrower to the Agent of the fees and expenses of the Agent and the Agent's outside counsel in connection with this Amendment, including without limitation the amendment fee as set forth in the 2026 Fee Letter, which the Borrower acknowledges is fully earned and non-refundable as of the date hereof.

3.Evidence that at least an additional $25,000,000 has been deposited by the Borrower and Guarantors with the Agent.

4.Evidence that adequate insurance required to be maintained under the Loan Agreement is in full force and effect, with additional insured and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Agent and its counsel naming the Agent as additional insured and lender loss payee

5.A customary legal opinion of each Loan Party, in form and substance reasonably satisfactory to the Agent.

6.A Lien search in scope and with results acceptable to the Agent.

7.All representations and warranties contained in the Loan Documents are true and correct in all material respects on the date hereof (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date).

8.Immediately after giving effect to this Amendment, no default or Event of Default shall have occurred and be continuing under the Loan Agreement or any of the other Loan Documents.

Exhibit A - 6

EXHIBIT 10.1
(continued)
CONSENT OF GUARANTOR

    Each of the undersigned guarantors (jointly and severally if more than one, the “Guarantors”) consent to the provisions of the foregoing Amendment, any and all documents executed in connection therewith, and all prior amendments (if any) and confirms and agrees that (a) the Guarantors’ obligations under the Guaranty shall be unimpaired by the Amendment; (b) as of the date hereof, the Guarantors have no defenses, set offs, counterclaims, discounts or charges of any kind against the Agent and/or the Lenders, their respective officers, directors, employees, agents or attorneys with respect to the Guaranty; (c) except as expressly modified by the foregoing Amendment, all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment; and (d) the Guarantors are bound by the terms and provisions of paragraph 5 of the Amendment. The Guarantors certify that all representations and warranties made in the Guaranty are true and correct in all material respects (except for any representation or warranty which expressly relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date).

    By signing below, the Guarantors agree that this Consent, the Guaranty, the other Loan Documents, any amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Agent’s option, be in the form of an electronic record. Any Communication may, at the Agent’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Guarantor acknowledges and agrees that the methods for delivering Communications, including notices, under the Guaranty and the other Loan Documents include electronic transmittal to any electronic address provided by any party to the other party from time to time.

    The Guarantors hereby confirm that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantors, shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantors’ existing and future Obligations to the Lenders, as modified by this Amendment.

    The Guarantor ratifies and confirms the indemnification (if any) and waiver of jury trial provisions contained in the Guaranty.

[signatures appear on following page]

EXHIBIT 10.1
(continued)

    WITNESS the due execution of this Consent as of the date of the Amendment, intending to be legally bound hereby.

GUARANTORS:

PEGASYSTEMS WORLDWIDE INC.

By:	/s/ Efstathios Kouninis
Name:	Efstathios Kouninis
Title:	Director

ANTENNA SOFTWARE, LLC

By:	PEGASYSTEMS INC., its sole member

By:	/s/ Kenneth Stillwell
Name:	Kenneth Stillwell
Title:	Chief Operating Officer and Chief Financial Officer

PEGA GOVERNMENT LLC

By:	/s/ Efstathios Kouninis
Name:	Efstathios Kouninis
Title:	Manager
Signature Page – Guarantors – Ninth Amendment to Loan Documents